EXHIBIT 23(a)

           AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                      of

                                  FORWARD FUNDS

                          a Delaware Statutory Trust

                            Effective May 1, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I Name and Definitions ..............................................  1
     Section 1.1.  Name. ....................................................  1
     Section 1.2.  Name Reservation. ........................................  1
     Section 1.3.  Definitions. .............................................  1

ARTICLE II Purpose of Trust .................................................  3

ARTICLE III Shares ..........................................................  3
     Section 3.1.  Shares of Beneficial Interest. ...........................  3
     Section 3.2.  Establishment and Designation of Shares. .................  4
     Section 3.3.  Actions Affecting Series. ................................  5
     Section 3.4.  Relative Rights and Preferences. .........................  5
     Section 3.5.  Ownership of Shares. .....................................  7
     Section 3.6.  Investments in the Trust. ................................  8
     Section 3.7.  Status of Shares and Limitation of Personal Liability. ...  8

ARTICLE IV The Board of Trustees ............................................  8
     Section 4.1.  Number. ..................................................  8
     Section 4.2.  Election and Tenure. .....................................  8
     Section 4.3.  Effect of Death, Resignation, etc. of a Trustee. .........  9
     Section 4.4.  Trustee Compensation. ....................................  9

ARTICLE V Power of the Trustees .............................................  9
     Section 5.1.  Management of the Trust. .................................  9
     Section 5.2.  Action by Written Consent; Telephonic Meetings. .......... 10
     Section 5.3.  Powers of the Trustees. .................................. 10
     Section 5.4.  Payment of Expenses by the Trust. ........................ 13
     Section 5.5.  Ownership of Assets of the Trust. ........................ 13
     Section 5.6.  Issuance and Repurchase of Shares. ....................... 14
     Section 5.7.  Power of Trustees to Change Provisions Relating to ....... 14
                   Shares.

ARTICLE VI Service Contracts ................................................ 14
     Section 6.1.  Investment Adviser. ...................................... 14
     Section 6.2.  Principal Underwriter. ................................... 14
     Section 6.3.  Other Service Contracts. ................................. 15
     Section 6.4.  Validity of Contracts. ................................... 15

ARTICLE VII Shareholders' Voting Powers and Meetings ........................ 15
     Section 7.1.  Voting Powers. ........................................... 15
     Section 7.2.  Quorum and Required Vote. ................................ 16
     Section 7.3.  Action by Written Consent. ............................... 16
     Section 7.4.  Record Dates. ............................................ 16

                                                                            Page
                                                                            ----

ARTICLE VIII Net Asset Value, Distributions, and Redemptions ................ 16
     Section 8.1.  Determination of Net Asset Value. ........................ 16
     Section 8.2.  Distributions. ........................................... 17
     Section 8.3.  Redemptions and Repurchases. ............................. 17
     Section 8.4.  Redemptions at the Option of the Trust. .................. 18
     Section 8.5.  Transfer of Shares. ...................................... 18

ARTICLE IX Limitation of Liability .......................................... 18
     Section 9.1.  Limitation of Liability. ................................. 18
     Section 9.2.  Indemnification of Certain Persons. ...................... 18
     Section 9.3.  Indemnification of Shareholders. ......................... 19
     Section 9.4. Trustee's Good Faith Action, Expert Advice, No Bond or ... 19 Surety.
     Section 9.5.  Liability of Third Persons Dealing with Trustees. ........ 19
     Section 9.6.  Insurance. ............................................... 19

ARTICLE X Termination and Merger ............................................ 19
     Section 10.1. Termination of Trust or Series or Class. ................. 19
     Section 10.2. Sale of Assets; Merger and Consolidation. ................ 21

ARTICLE XI Miscellaneous .................................................... 21
     Section 11.1. Amendments. .............................................. 21
     Section 11.2. Filing of Copies. ........................................ 21
     Section 11.3. References and Headings. ................................. 22
     Section 11.4. Applicable Law. .......................................... 22
     Section 11.5. Provisions in Conflict with Law or Regulations. .......... 22
     Section 11.6. Statutory Trust Only. .................................... 22
     Section 11.7. Counterparts. ............................................ 22

           AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                      OF

                                  FORWARD FUNDS

      This Amended and Restated Agreement and Declaration of Trust of the Emerald Mutual Funds (the "Trust"), dated as of May ___, 2005, is made among the individuals listed on the signatory page attached hereto (hereinafter referred to as Trustees) and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

      WHEREAS, the Trustees have caused a Certificate of Trust (the "Certificate of Trust") to be filed with the Secretary of State of the State of Delaware on February 1, 2005; and

      WHEREAS, the Trustees have caused a Certificate of Amendment to the Certificate of Trust to be filed with the Secretary of State of Delaware on April 29, 2005 to change the name of the Trust from "Emerald Mutual Funds" to "Forward Funds" effective on 12:01 a.m., May 1, 2005;

      NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust for the benefit of the Shareholders as set forth below.

                                   ARTICLE I
                              Name and Definitions

      Section 1.1. Name. This Trust shall be known as "Forward Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      Section 1.2. Name Reservation. The Trust acknowledges that it uses the term "Emerald" in its name only with the permission of Emerald Asset Management, Inc., a Pennsylvania corporation ("EAM"), the ultimate parent company of the Investment Adviser, and agrees that EAM shall control the use of the term "Emerald" by the Trust. The Trust further agrees that if any subsidiary of EAM or its successors or assigns should at any time cease to be the Investment Adviser, the Trust shall, at the written request of EAM or its successors or assigns, eliminate the term "Emerald" from its name and any materials or documents referring to the Trust, and will not henceforth use the term "Emerald" in the conduct of the Trust's business, except to any extent specifically agreed to by EAM. The Trust further acknowledges that EAM reserves the right to grant the non-exclusive right to use the term "Emerald" to any other persons or entities, including other investment companies, whether now in existence or hereafter created. The provisions of this paragraph are binding on the Trust, its successors and assigns and on its Trustees, officers, shareholders, creditors and all other personss claiming under or through it.

      Section 1.3. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

            1.3.1. "By-Laws" shall mean the By-Laws of the Trust as amended or restated from time to time.

            1.3.2. "Certificate of Trust" shall have the meaning set forth in first "Whereas" clause of this Declaration of Trust.

            1.3.3. "Class" or "Classes" shall mean a portion of Shares of a Series of the Trust established in accordance with the provisions of ARTICLE III hereof.

            1.3.4. "Company" shall have the meaning specified in Section 2(a)(8) of the 1940 Act.

            1.3.5. "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended, supplemented or restated from time to time.

            1.3.6. "Delaware Act" refers to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq., as such act may be amended from time to time.

            1.3.7. "Class Expenses" shall mean expenses incurred by a particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each case, pursuant to a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, as such plan or rule may be amended from time to time.

            1.3.8. "Commission" shall mean the U.S. Securities and Exchange Commission.

            1.3.9. "General Assets" shall have the meaning set forth in Section
3.4.1. hereof.

            1.3.10. "Interested Person" shall have the meaning set forth in
Section 2(a)(19) of the 1940 Act.

            1.3.11. "Investment Adviser" or "Adviser" shall mean a party furnishing services to the Trust pursuant to any contract described in Section
6.1 hereof.

            1.3.12. "1940 Act" refers to the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, each as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

            1.3.13. "Outstanding Shares" shall mean Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, and includes Shares of one Series that the Trust has purchased on behalf of another Series, but excludes Shares of a Series that the Trust has redeemed or repurchased.

            1.3.14. "Person" shall mean and include any of the following: individuals, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

            1.3.15. "Principal Underwriter" shall have the meaning set forth in Section (2)(a)(29) of the 1940 Act.

            1.3.16. "Proportionate Interest" shall have the meaning set forth in
Section 3.2.2. hereof.

            1.3.17. "Series" shall mean each series of Shares established and designated under or in accordance with the provisions of ARTICLE III hereof.

            1.3.18. "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

            1.3.19. "Shareholder" means a record owner of Outstanding Shares of the Trust.

            1.3.20. "Trust" refers to the Delaware statutory trust established by this Declaration of Trust.

            1.3.21. "Trustees" refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

            1.3.22. "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

                                   ARTICLE II
                                Purpose of Trust

      The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to authority under this Declaration of Trust.

                                  ARTICLE III
                                     Shares

      Section 3.1. Shares of Beneficial Interest.

            3.1.1. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with no par value per Share. Shares shall be validly issued, fully paid and non-assessable when issued for such consideration as the Trustees shall determine. All Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares shall be fully paid and non-assessable.

            3.1.2. Pursuant to Section 3806(b) of the Delaware Act, the Trustees shall have authority, from time to time, (i) to establish Shares of a Series, each of which constitutes a Series and shall be separate and distinct from the Shares in any other Series and (ii) to further divide Shares of any Series into one or more separate and distinct classes of Shares, each of which constitutes a Class.

            3.1.3. The Series shall include, without limitation, those Series specifically established and designated in Section 3.2.1. hereof, and such other Series as the Trustees may deemed necessary or desirable. The Trustees shall have exclusive power, without the requirement of Shareholder approval, from time to time, to establish and designate such separate and distinct Series, and, subject to the provisions of this Declaration of Trust and the 1940 Act, to fix and determine the rights of Shareholders of Shares in such Series. If only one Series shall be established, unless provided for otherwise the Shares shall have the rights and preferences provided for herein and in Section 3.4 hereof to the extent relevant.

            3.1.4. This Trust is a series trust pursuant to Sections 3804(a) and 3806(b) of the Delaware Act, and each Series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Act. As such, separate and distinct records shall be maintained for each Series and the assets of the Trust associated with each Series shall be held and accounted for separately from the other assets of the Trust or any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series nor shall the assets of any Series be charged with the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to another Series, or, except as otherwise provided herein, the Trust generally.

      Section 3.2. Establishment and Designation of Shares.

            3.2.1. The Trust shall consist of one or more separate and distinct Series, each with an unlimited number of Shares unless otherwise specified. The Trustees may establish one or more Classes of Shares of any Series, each with an unlimited number of Shares unless otherwise specified.

            3.2.2. Each Class so established and designated shall represent a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to that Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations and designations and be subject to the same terms and conditions, except that (i) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class,
(ii) other expenses, costs, charges and reserves allocated to a Class in accordance with Section 3.4.2. may be borne solely by that Class, provided that the allocation of such other expenses, costs, charges, and reserves is not specifically required to be set forth in a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act; (iii) dividends declared and payable to a Class pursuant to Section 3.4.3. shall reflect the items separately allocated thereto pursuant to the preceding clauses, (iv) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (v) subject to Section 7.1 hereof, each Class may have exclusive voting rights with respect to matters affecting only that Class. Any fractional Share of a Series shall have proportionately all rights and obligations of a whole share of such Series, including rights with respect to voting, receipt of dividends and distributions and redemptions of Shares as set forth in Section 3.4 hereof.

            3.2.3. The Trustees hereby establish and designate the Series and Classes listed on Schedule A attached hereto and made a part hereof. Each additional Series and the Classes of such additional Series shall be established by the adoption of a resolution adopted by a majority of the Trustees. Each such resolution is incorporated herein by reference and made a part of this Declaration of Trust whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the execution of an amendment either to this Declaration of Trust or to Schedule A hereto establishing and designating such additional Series and Classes.

      Section 3.3. Actions Affecting Series. Subject to the right of Shareholders, if any, to vote pursuant to Section 7.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Series, or any Class or Classes thereof, to fix or change such preferences, voting powers, rights and privileges of any Series, or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Series, or Classes thereof, into a greater or lesser number; to classify, reclassify or convert any issued Shares of any Series, or Classes thereof, into one or more Series or Classes of Shares of a Series; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Series may issue any number of Shares but need not issue any Shares. At any time that there are no Outstanding Shares of any particular Series or Class previously established and designated, the Trustees may abolish that Series or Class and the establishment and designation thereof.

      Section 3.4. Relative Rights and Preferences. Shares of each Series or Class established pursuant to Section 3.2 hereof, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

            3.4.1. Assets Held with Respect to a Particular Series.

                  (a) Specific Assets. All consideration received by the Trust for the issue or sale of Shares of a particular Series and Class, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series.

                  (b) General Assets. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error.

                  (c) Each Class of a Series shall have a Proportionate Interest in the net assets belonging to that Series. References herein to assets, expenses, charges, costs and reserves "allocable" or "allocated" to a particular Class of a Series shall mean the aggregate amount of such items multiplied by the Class's Proportionate Interest.

            3.4.2. Liabilities Held with Respect to a Particular Series.

                  (a) Specific Liabilities. The assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges and reserves attributable to such Series. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred.

                  (b) General Liabilities. Any general liabilities, expenses, costs, charges or reserves of the Trust or any Series that are not readily identifiable as belonging to a particular Series or any particular Class thereof shall be allocated and charged by the Trustees, between or among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error.

                  (c) All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract. None of the debts, liabilities, obligations and expenses incurred, contracted or otherwise existing with respect to the Trust generally that have not been allocated to a specified Series, or with respect to any other Series, shall be enforceable against the assets of such specified Series. Each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

            3.4.3. Dividends, Distributions, Redemptions, and Repurchases. Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Section 8.2 hereof. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders in absence of manifest error.

      No Share shall have any priority or preference over any other Share of the same Series or Class thereof with respect to dividends or distributions of the Trust or otherwise. All dividends and other distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of such Series or Class, as the case may be, in proportion to the number of Shares of such Series or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class.

      No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, or any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets held with respect to such Series or Class, nor shall any Shareholder of any Series or Class otherwise have any right or claim against the assets held with respect to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class.

            3.4.4. Voting. Each Share shall have voting rights as provided in
ARTICLE VII hereof. All Shares of the Trust entitled to vote on a matter shall vote without differentiation among the separate Series or Classes on a one-vote-per-Share basis or on vote per dollar of net asset value, as my be determined by the Trustees from time to time, and each fractional Share shall be entitled to a proportionate fractional vote; provided however, if a matter to be voted on affects only the interests of certain Series or Class as determined by the Trustees, then only the Shareholders of such affected Series or Class shall be entitled to vote on the matter.

            3.4.5. Exchange Privilege. The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange such Shares for Shares of one or more other Series or Class in accordance with such requirements and procedures as may be established by the Trustees.

            3.4.6. Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

      Section 3.5. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class thereof. No certificates evidencing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and similar matters and, by resolution, may restrict the transfer of Shares of a Series. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and Class and as to the number of Shares of each Series and Class thereof held from time to time by each Shareholder.

      Section 3.6. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust in such Series and Class as the purchaser shall select, at the net asset value per Share next determined for such Series and Class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a reimbursement fee upon investments in the Trust.

      Section 3.7. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust, the By-Laws of the Trust and the resolutions of the Board of Trustees. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms thereof. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners or joint venturers except as specifically provided for pursuant to
ARTICLE III herein or by resolution of the Board of Trustees. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class thereof. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time agree to pay.

                                   ARTICLE IV
                              The Board of Trustees

      Section 4.1. Number. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than twelve (12).

      Section 4.2. Election and Tenure. Subject to the requirements of Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the Trustees then holding office at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees (i) may be called by the Trustees upon their own vote, and (ii) shall be called upon the written request of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

      Section 4.3. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.2, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

      Section 4.4. Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                   ARTICLE V
                              Power of the Trustees

      Section 5.1. Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possession of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute any and all such instruments that they may consider desirable, necessary or appropriate in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

      Section 5.2. Action by Written Consent; Telephonic Meetings. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act. Trustees may participate in meetings by means of a telephone conference or other communications equipment through which each person participating in the meeting may hear all other persons participating in the meeting.

      Section 5.3. Powers of the Trustees. Without limiting the provisions of
Section 5.1, the Trustees shall have power and authority:

            5.3.1. To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

            5.3.2. To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

            5.3.3. To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

            5.3.4. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

            5.3.5. To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

            5.3.6. To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

            5.3.7. To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

            5.3.8. To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

            5.3.9. To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

            5.3.10. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

            5.3.11. To borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes;

            5.3.12. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

            5.3.13. Subject to ARTICLE IX, to purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its Series investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Adviser, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence;

            5.3.14. Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets of that Series;

            5.3.15. To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

            5.3.16. To adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust;

            5.3.17. To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

            5.3.18. To appoint from their own and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine and to adopt a committee charter providing for such responsibilities;

            5.3.19. To employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

            5.3.20. To retain one ore more transfer agents or shareholder servicing agents;

            5.3.21. To provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

            5.3.22. To set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series;

            5.3.23. To establish from time to time separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with ARTICLE III hereof;

            5.3.24. To interpret the investment policies, practices or limitations of any Series;

            5.3.25. To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series, or to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder or in accordance with Section 8.4;

            5.3.26. To delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or servicing agents, Investment Adviser or Principal Underwriter; and

            5.3.27. In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising from the businesses, purposes, objects or powers set forth above.

      The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series and the Trust shall not be required to diversify each individual Series of the Trust. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

      Section 5.4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser, Principal Underwriters, auditors, counsel, custodians, transfer agents, servicing agents, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

      Section 5.5. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of the Trust, or in the name of any other Person as nominee acting for and on behalf of the Trust, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees acting for and on behalf of the Trust shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

      Section 5.6. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, transfer, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, or other wise deal in Shares and, subject to applicable law and the provisions set forth in Section 3.3 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Series, with respect to which such shares are issued.

      Section 5.7. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Trustees to amend this Declaration of Trust, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for action by any Shareholder, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without approval of the Shareholders, the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that approval of the Shareholders is not required by the 1940 Act or other applicable law. If Shares have been issued, approval of the Shareholders shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series or which would materially increase or decrease the par value of the Shares of any Series.

                                   ARTICLE VI
                                Service Contracts

      Section 6.1. Investment Adviser. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust and/or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser to determine from time to time, without prior consultation with the Trustees, what investments shall be purchased, held, sold or exchanged by the Trust and/or for each Series and what portion, if any, of the assets of the Trust and/or each Series shall be held uninvested and to make changes in the Trust's and/or each Series' investments, and such other responsibilities as may specifically be delegated to such Person.

      The Trustees may authorize the Investment Adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the Investment Adviser, and upon such terms and conditions, as may be agreed among the Trustees, the Investment Adviser and sub-adviser. Any reference in this Declaration of Trust to the Investment Adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

      Section 6.2. Principal Underwriter. The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or Class or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees shall determine.

      Section 6.3. Other Service Contracts. The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such terms as may be required by the Trustees. The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

      Section 6.4. Validity of Contracts. The fact that:

            (a) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Adviser, manager, Principal Underwriter, distributor, or affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made, or

            (b) any Person with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

                                  ARTICLE VII
                    Shareholders' Voting Powers and Meetings

      Section 7.1. Voting Powers. Subject to Section 3.4.4. , the Shareholders shall have right to vote only to (i) elect Trustees, provided that a meeting of Shareholders has been called for that purpose; (ii) remove Trustees as provided in Section 4.2 hereof; (iii) approve the termination of the Trust or any Series (or Class), unless a majority of the Trustees determines that the continuation of the Trust or any Series (or Class) is not in the best interests of the Trust, such Series (or Class), or their respective Shareholders as a result of factors or events adversely affecting the abilities of the Trust or Series (or Class) to conduct its business and operations in an economically viable manner; such factors or events may include the inability of the Trust or a Series (or Class) to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or its Series (or Classes) or affecting the assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series; (iv) approve any amendment to this ARTICLE VII, Section 7.1; and
(vii) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.

There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Meetings of Shareholders for the purposes above shall be called and notice thereof shall be given as provided for the By-Laws.

      Section 7.2. Quorum and Required Vote. One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote shall constitute a quorum for the transaction of business at a meeting of the Shareholders with respect to such Series or Class, or with respect to the entire Trust, respectively. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to Section 3.4.4. and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions except only a plurality vote shall be necessary to elect Trustees.

      Section 7.3. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or Class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

      Section 7.4. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series.

                                  ARTICLE VIII
                 Net Asset Value, Distributions, and Redemptions

      Section 8.1. Determination of Net Asset Value. The Trustees shall cause the net asset value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the net asset value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose The net asset value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees (including any description in the registration statement of the Trust filed under the 1940 Act) or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange (the "Exchange") on each day for all or part of which the Exchange is open for unrestricted trading.

      Section 8.2. Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Series, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class, as the case may be, in proportion to the number of Shares of that Series or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

      Section 8.3. Redemptions and Repurchases.

            8.3.1. The Trust shall purchase such Shares as are offered by any Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust redeem such Shares or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the applicable provisions of the 1940 Act or as further provided by resolution of the Trustees. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form. The obligation set forth in this Section 8.3 is subject to the provision that in the event that any time the Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

            8.3.2. The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with Rule l8f-1 under the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series of which the Shares are being redeemed. Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

      Section 8.4. Redemptions at the Option of the Trust. The Trust shall have the right, at its option, upon sixty (60) days notice to the affected Shareholder at any time to redeem Shares of such Shareholder at the net asset value thereof as described in Section 8.1 herein or as further provided by resolution of Trustees: (i) if at such time such Shareholder owns Shares of any Series or Class having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a Series or Class equal to or in excess of a maximum percentage of the Outstanding Shares of such Series or Class determined from time to time by the Trustees. The Trustees may also, at their option, call for the redemption of Shares of any Shareholder or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purpose for which the Trust was established. In furtherance of the purposes of the Trust, if an executive officer of the Trust has determined that a Shareholder has engaged in excessive trading in Shares of a Series, the Trust may require such Shareholder to redeem such Shareholder's Shares at the net asset value thereof as described in Section 8.1.

      To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payments of amounts due and owing by a Shareholder to the Trust or any Series or Class.

      Section 8.5. Transfer of Shares. Except to the extent that the Trustees have provided by resolution that the Shares of a Series or Class are non-transferable, the Trust shall transfer shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

                                   ARTICLE IX
                             Limitation of Liability

      Section 9.1. Limitation of Liability.

            9.1.1. The Trustees shall not be responsible or liable in any event for any act or omission or neglect or wrong-doing of them or any officer, agent, employee, Adviser or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing in this Declaration of Trust or in the Delaware Act shall protect any Trustee or officer of the Trust against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

            9.1.2. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

      Section 9.2. Indemnification of Certain Persons. Subject to the provisions of the By-Laws, the Trust or the appropriate Series out of its assets shall indemnify and hold harmless each and every person who is, or has been, a Trustee and may indemnify and hold harmless each and every person who is, or has been, an officer of the Trust to the fullest extent permitted by law from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      Section 9.3. Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Series or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Series, to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of that Series.

      Section 9.4. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

      Section 9.5. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

      Section 9.6. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

                                   ARTICLE X
                             Termination and Merger

      Section 10.1. Termination of Trust or Series or Class.

            10.1.1. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders, subject to the right of Shareholders, if any, to vote pursuant to Section 7.1. Any Series or Class may be terminated at any time by the Trustees by written notice to the Shareholders of that Series or Class, subject to the right of Shareholders, if any, to vote pursuant to Section 7.1.

            10.1.2. On termination of the Trust or any Series pursuant to
Section 10.1.1. above,

                  (a) the Trust or that Series thereafter shall carry on no business except for the purpose of winding up its affairs,

                  (b) the Trustees shall (i) proceed to wind up the affairs of the Trust or that Series, and all powers of the Trustees under this Declaration of Trust with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Series, (ii) collect the Trust's or that Series' assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (iv) discharge or pay the Trust's or that Series' liabilities, and (v) do all other acts appropriate to liquidate its business, and

                  (c) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Series.

            10.1.3. On termination of any Class pursuant to Section 10.1.1.
above,

                  (a) the Trust thereafter shall no longer issue Shares of that Class,

                  (b) the Trustees shall do all other acts appropriate to terminate the Class, and

                  (c) the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the Proportionate Interest of that Class in the net assets of the Series (after taking into account any Class Expenses or other fees, expenses, or charges allocable thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange or otherwise dispose of such assets of the Series of which that Class is a part as they deem necessary.

            10.1.4. On completion of distribution of the remaining assets pursuant to Section 10.1.2.(c) above, the Trust or the affected Series shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be cancelled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

      Section 10.2. Sale of Assets; Merger and Consolidation. Subject to right of Shareholders, if any, to vote pursuant to Section 7.1, the Trustees may cause
(i) the Trust or one or more of its Series to the extent consistent with applicable law to sell all or substantially all of its assets to, or be merged into or consolidated with, another Series, business or statutory trust (or series thereof) or Company (or series thereof), (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business or statutory trust (or series thereof) created pursuant to this Section 10.2, (iii) the Shares of any Class to be converted into another Class of the same Series, or (iv) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger, exchange or consolidation including the power to create one or more separate statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series (or Class) into beneficial interests in such separate statutory or business trust or trusts (or series or class thereof).

                                   ARTICLE XI
                                  Miscellaneous

      Section 11.1. Amendments. The Trustees may, without any Shareholder vote,
(a) amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument or (b) amend Schedule A hereto; provided that Shareholders shall have the right to vote on any amendment (i) which would affect the voting rights of Shareholders granted in Section 7.1, (ii) to this Section 11.1 to the extent it would reduce Shareholders' voting rights, (iii) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission, and (iv) submitted to them by the Trustees in their discretion. Any such amendment, having been approved by a majority of the Trustees then holding office, shall become effective, unless otherwise provided by such Trustees, upon approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, any amendment to ARTICLE IX which would have the effect of reducing the indemnification or other rights provided thereby to current or former Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

      Section 11.2. Filing of Copies. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments.

      Section 11.3. References and Headings. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

      Section 11.4. Applicable Law. This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act. The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

      Section 11.5. Provisions in Conflict with Law or Regulations.

            11.5.1. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

            11.5.2. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

      Section 11.6. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to such act and nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 11.7. Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to constitute a single document.

                          [Signature Page Follows.]

      IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Declaration of Trust of Emerald Mutual Funds as of May 1, 2005.


/s/ J. Allen Reid, Jr.                  /s/ Leo T. McCarthy
------------------------------------    --------------------------------------
J. Allen Reid, Jr.                      Leo T. McCarthy


/s/ Kenneth V. Domigues                 /s/ Donald O'Connor
------------------------------------    --------------------------------------
Kenneth V. Domigues                     Donald O'Connor


/s/ Haig G. Mardikian
------------------------------------
Haig G. Mardikian

                                  SCHEDULE A

                                      to

           Amended and Restated Agreement and Declaration of Trust

                                      of

                                Forward Funds

                        Schedule of Series and Classes

--------------------------------------------------------------------------------
Series                                                Class of Shares
--------------------------------------------------------------------------------
Forward Emerald Growth Fund                           Class A
                                                      Class C
--------------------------------------------------------------------------------
Forward Emerald Banking and Finance Fund              Class A
                                                      Class C
--------------------------------------------------------------------------------
Forward Emerald Technology Fund                       Class A
                                                      Class C
--------------------------------------------------------------------------------




                                       S-1